CGM ADVISOR TARGETED EQUITY FUND (THE "FUND")
                    C/O CDC NVEST FUNDS TRUST I (THE "TRUST")

                           SPECIAL SHAREHOLDER MEETING
                                NOVEMBER 17, 2004

                                     BALLOT

1.       APPROVAL OF NEW SUBADVISORY AGREEMENT

         VOTED:To approve a new  advisory  agreement  between  CDC Nvest Funds
               Trust I, on behalf of the CGM Advisor Targeted Equity Fund and Capital Growth Management Limited Partnership.

          FOR                      AGAINST                    ABSTAIN
        --------                   --------                   --------
           X                          X                          X
        --------                   --------                   --------
      52,499,751.821            1,853,357.475             2,286,063.471


                         *************************